SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

November 2, 2007 Date of Report (date of earliest event reported)

COGNIGEN NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-11730	84-1089377
(State or other jurisdiction	(Commission File No.)	I.R.S. Employer
of incorporation)		(Identification No.)

9800 Mount Pyramid Court, Suite 400, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

(303)-209-6254
(Registrant's telephone number, including area code)

____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On November 2, 2007 we signed a non-binding Letter of Intent to acquire Commission River, Inc. Under the Letter of Intent, we propose to issue 16,000,000 shares of our common stock for the acquisition of all the outstanding stock of Commission River. The acquisition is subject to standard closing conditions, including the completion of due diligence activities, drafting and execution of a definitive purchase agreement, and Board of Director approval. Upon completion of the acquisition, we intend to enter into employment agreements with Commission Rivers’ founders, Adam Edwards and Patrick Oborn.

     On November 2, 2007, we also signed a management services agreement with Commission River, Inc. to provide day-to-day management services for our agent-based affiliate marketing business. The management services agreement provides for Commission River to initially receive $15,000 per month as compensation, as well as, a percentage of monthly earnings and equity in the earnings increases as defined. The management services agreement wil be terminated upon completion of the definitive agreement described above relating to the acquisition of Commission River.

     Commission River operates an online affiliate marketing business that provides technology, tools, and products to affiliate marketers. Commission River also creates and manages affiliate programs for select product vendors. Commission River currently offers affiliate programs for Jingle Networks, VOIP.com, and AT&T Yahoo! High Speed Internet.

     On November 5, 2007, BayHill Capital, LLC (“BayHill) extended to us a short-term loan in the amount of $150,000 and we executed and delivered to BayHill a promissory note in the amount of $150,000 and we executed and delivered to BayHill a Third Amendment to Security Agreement. The Third Amendment to Security Agreement contains certain affirmative and negative covenants, including obligations regarding the use, maintenance and transfer of our assets, and grants to BayHill the customary rights of a secured creditor in the event we default in the performance of our obligations under the $150,000 note or the Third Amendment to Security Agreement. The promissory note for $150,000 bears interest at 10% per annum, is due on December 4, 2007 and, if not paid in full by December 4, 2007 is convertible into our common stock at a conversion price of $.03 per share.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     See Item 1.01 regarding the creation of a $150,000 debt from us to BayHill. That information is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Number	Description

10.1	Secured Subordinated Promissory Note for $150,000 dated November 5, 2007, between us and BayHill Capital LLC including Third Amendment to Security Agreement.

10.2	Management Services Agreement between us and Commission River dated November 2, 2007.

10.3	Cognigen Networks, Inc. Letter of Intent to Purchase Assets of Commission River dated November 2, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2007

COGNIGEN NETWORKS, INC. /s/ Gary L. Cook Gary L. Cook Secretary

EXHIBIT INDEX

Number Description

10.1	Secured Subordinated Promissory Note for $150,000 dated November 5, 2007, between us and BayHill Capital LLC including Third Amendment to Security Agreement.

10.2	Management Services Agreement between us and Commission River dated November 2, 2007.

10.3	Cognigen Networks, Inc. Letter of Intent to Purchase Assets of Commission River dated November 2, 2007.